  Exhibit 4(d)

LIVEREEL MEDIA CORPORATION
2017 STOCK OPTION PLAN

November 22, 2017

1.
PURPOSE

LiveReel Media Corporation (the “Company”) is committed to providing appropriate incentives to Eligible Persons to acquire a proprietary interest in the Company in order to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company. The purpose of this 2017 Stock Option Plan is to advance the interests of the Company by: (a) providing Eligible Persons with additional incentive; (b) encouraging share ownership by such Eligible Persons; (c) increasing the proprietary interest of Eligible Persons in the success of the Company; (d) encouraging Eligible Persons to remain with the Company or its Subsidiaries; and (e) attracting new employees, directors and officers.

2.
INTERPRETATION

2.1
Definitions. In this Plan, the following words have the following meanings:

(a)
“1933 Act” means the Securities Act of 1933 of the United States of America, as amended;

(b)
“acting jointly or in concert” means the determination of whether a person or group of persons is acting jointly or in concert shall be determined in accordance with the Ontario Securities Act;

(c)
“Affiliate” means any corporation that is an Affiliate of the Company within the meaning set forth in Exchange Policy;

(d)
“Applicable Securities Laws” means the Ontario Securities Act and the equivalent legislation in the other provinces and in the territories of Canada, as may be applicable and as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the provinces and territories of Canada;

(e)
“Blackout Period” means a period of time when, pursuant to any policies of the Company, securities of the Company may not be traded by certain persons as designated by the Company, including an Optionee as a result of the existence of undisclosed Material Information, but excludes any period during which a regulator has halted trading in the Company’s securities, and which expires upon the public announcement of such Material Information;

(f)
“Board” means the board of directors of the Company, and includes any committee of the Board to which responsibilities with respect to the Plan have been delegated;

(g)
“Business Day” means a day which is not a Saturday, Sunday or a civic or statutory holiday in Toronto, Ontario;

(h)
“Cashless Exercise Procedure” has the meaning ascribed thereto in Section 9.3;

(i)
“Cashless Exercise Right” means the right of the Holder to surrender to the Company any exercisable but unexercised portion of the Option in lieu of the payment required in an amount equal to the aggregate Exercise Price of the Shares in respect of any Option being exercised in accordance with Section 9.3;

(j)
“Change of Control” means the first to occur of any of the following events:

(i)
any event or series of related events or transaction or series of related transactions as a result of which or pursuant to which any person or group of persons acting jointly or in concert acquires, directly or indirectly, beneficial ownership of or control or direction over Voting Shares of the Company (other than pursuant to a treasury issuance of Voting Shares of the Company), or Voting Shares of the Company are redeemed or otherwise acquired by the Company or are cancelled, where, immediately following the occurrence of such event or series of events or completion of such transaction or series of transactions, the number of Voting Shares of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by such person or group of persons acting jointly or in concert totals for the first time Voting Shares of the Company carrying more than 50% of the votes attaching to all Voting Shares of the Company outstanding immediately following such occurrence or completion;

(ii)
any event or series of related events or transaction or series of related transactions as a result of which or pursuant to which Voting Shares of the Company are converted into or exercised or exchanged for securities of another person (the “Resulting Person”) and any person or group of persons acting jointly or in concert acquires, directly or indirectly, beneficial ownership of or control or direction over Voting Shares of such Resulting Person where, immediately following the occurrence of such event or series of events or completion of such transaction or series of transactions, the number of Voting Shares of the Resulting Person beneficially owned, directly or indirectly, or over which control or direction is exercised by such person or group of persons acting jointly or in concert totals for the first time Voting Shares of the Resulting Person carrying more than 50% of the votes attaching to all Voting Shares of the Resulting Person outstanding immediately following such occurrence or completion;

(iii)
a change in the composition of the Board as a result of a contested election of directors of the Company, with the result that less than 50% of the directors of the Company elected in such election are comprised of the individuals who were directors of the Company prior to such contested election;

(iv)
the sale, lease, exchange or other transfer or disposition, in a single transaction or a series of related transactions (including by way of the liquidation, dissolution, winding-up or other distribution by the Company or any subsidiary of the Company) of assets having a Fair Market Value equal to 50% or more of the Fair Market Value (as determined by the Board) of all of the assets of the Company on a consolidated basis, excluding a transaction or series of related transactions between the Company or any subsidiary of the Company or between subsidiaries of the Company; or

(v)
the determination by the Board that a change in legal or effective control of the Company has occurred or is imminent;

(a)
“Code” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder;

(b)
“Company” means LiveReel Media Corporation, a corporation existing under the laws of Canada;

(c)
“Consultant” has the same meaning as set forth in Exchange Policy provided that such Optionee is also a “consultant” as defined in NI 45-106;

(d)
“Consultant Company” has the same meaning as set forth in Exchange Policy provided that such Optionee is also a “consultant” as defined in NI 45-106;

(e)
“Director” has the same meaning as set forth in Exchange Policy provided that such Director is also a “director” as defined in NI 45-106;

(f)
“Discounted Market Price” has the same meaning as set forth in Exchange Policy;

(g)
“Disinterested Shareholder Approval” means disinterested Shareholder approval, as may be applicable in the circumstances, as described in Exchange Policy;

(h)
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system described in the 1933 Act and available for public view at www.sec.gov;

(i)
“Effective Date” for an Option means the date on which the Option is granted;

(j)
“Eligible Person” means, subject to the Applicable Securities Law and Exchange Policy, any Employee, Director, Consultant or Management Company Employee who is approved for participation in the Plan by the Board;

(k)
“Employee” has the same meaning as set forth in Exchange Policy provided that such Employee is also a “employee” as under Applicable Securities Laws;

(l)
“Exchange” means the stock exchange(s) upon which the Company’s Shares principally trade or any successor or assign thereof;

(m)
“Exchange Hold Period” means, if applicable, the four month resale restriction imposed by the Exchange pursuant to Exchange Policy, or such other resale restrictions as imposed by any applicable regulators;

(n)
“Exchange Policy” means Policy 4.4 – Incentive Stock Options as set forth in the Exchange’s published Corporate Finance Manual, together with such other published policies of the Exchange and the bulletins, notices, appendices and forms related thereto, as from time to time amended or re-adopted;

(o)
“Exercise Form” means the notice of exercise delivered by an Optionee to the Company upon the exercise of any Option hereunder in such other form as the Board may approve for any one or more Optionees or for a group of Optionees, as same may be amended from time to time;

(p)
“Exercise Period” means the period of time during which an Option granted under the Plan may be exercised (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 6.5;

(q)
“Exercise Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with the terms hereof;

(r)
“Expiry Date” has the meaning prescribed under Section 6.5 of this Plan;

(s)
“Fair Market Value” means the highest price, expressed in dollars, that the Share would bring in an open and unrestricted market between a willing buyer and a willing seller who are both knowledgeable, informed, and prudent, and who are acting independently of each other and who deal with each other at arm’s length for purposes of the ITA;

(t)
“Holder” means a holder of an Option under the Plan;

(u)
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code;

(v)
“Insider” has the same meaning as set forth in Exchange Policy;

(w)
“IR Activities” has the same meaning as “Investor Relations Activities” as set forth in Exchange Policy;

(x)
“ITA” means the Income Tax Act (Canada);

(y)
“Merger and Acquisition Transaction” means (i) any merger; (ii) any acquisition; (iii) any amalgamation; (iv) any offer for Shares which if successful would entitle the offeror to acquire more than 50% of all Shares; (v) any arrangement or other scheme of reorganization; or (vi) any consolidation, that results in a Change of Control;

(z)
“Option” means the right to purchase Shares granted to an Eligible Person in accordance with the terms of the Plan;

(aa)
“Option Agreement” means the notice of grant of an Option delivered by the Company hereunder to an Optionee in such other form as the Board may approve for any one or more Optionees or for a group of Optionees, as same may be amended from time to time;

(bb)
“Optioned Shares” means Shares subject to an Option;

(cc)
“Optionee” means an Eligible Person to whom an Option is granted by the Company under the Plan, whether a Director, Employee, or Consultant;

(dd)
“Management Company Employee” has the same meaning as set forth in Exchange Policy provided that such Optionee is also a “director” or “consultant” as defined in NI 45-106;

(ee)
“Market Price” has the same meaning as set forth in Exchange Policy;

(ff)
“Material Information” has the same meaning as set forth in Exchange Policy;

(gg)
“NI 13-101” means National Instrument 13-101 – System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

(hh)
“NI 45-106” means National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(ii)
“Non-statutory Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option;

(jj)
“Ontario Securities Act” means the Securities Act (Ontario);

(kk)
“person” or “persons” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(ll)
“persons retained to provide IR Activities” shall include any Consultant that performs IR Activities and any Employee or Director whose role and duties primarily consist of IR Activities;

(mm)
“Plan” means this Stock Option Plan of the Company, as from time to time amended or re-adopted;

(nn)
“public announcement” shall mean disclosure in a press release reported by a national news service in Canada or the United States, or, if applicable, in a document publicly filed by or on behalf of the Company under its profile on SEDAR or EDGAR;

(oo)
“Regulatory Approval” means the approval or acceptance, as the case may be, of any securities or other applicable regulatory agency (including the Exchange pursuant to Exchange Policy) which may have jurisdiction in the circumstances;

(pp)
“SEDAR” means the System for Electronic Document Analysis and Retrieval described in NI 13-101 and available for public view at www.sedar.com;

(qq)
“Shares” means the common shares without par value which the Company is from time to time authorized to issue;

(rr)
“Subsidiary” means a corporation which is a subsidiary of the Company as defined in the Ontario Securities Act;

(ss)
“Termination Date” means:

(i)
in the case of an Optionee whose employment or term of office with the Company or a Subsidiary terminates in the circumstances set out in Subsection 8.2(a) or the date that is designated by the Company or the Subsidiary, as the case may be, as the last day of such person’s employment or term of office with the Company or the Subsidiary, as the case may be;

(ii)
in the case of an Optionee whose employment or term of office with the Company or a Subsidiary terminates in the circumstances set out in Subsection 8.3(a)(ii), the date of the notice of termination of employment or term of office given by the Company or the Subsidiary, as the case may be;

(iii)
in the case of an Optionee whose employment or term of office with the Company or a Subsidiary terminates in the circumstances set out in Subsection 8.3(a)(i) or Subsection 8.3(a)(iii), the date of resignation or retirement, as the case may be;

(iv)
in the case of an Optionee whose consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) are terminated by the Company or a Subsidiary in the circumstances set out in Subsection 8.2(b), the date that is designated by the Company or the Subsidiary, as the case may be, as the last day of the Optionee’s consulting arrangements (or those of its Consulting Company) with the Company or the Subsidiary, as the case may be;

(v)
in the case of an Optionee whose consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) are terminated in the circumstances set out in Subsection 8.3(b), the date of the notice of termination given to the Optionee (or, if applicable, those of its Consulting Company if the Optionee is an individual) or the expiry of the original term or any subsequent renewal term of the consulting arrangements, as the case may be;

and in each such case, “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Company or the Subsidiary, as the case may be, may be required at law to provide to the Optionee would expire;

(tt)
“U.S. Person” means:

(i)
any natural person resident in the United States;

(ii)
any partnership or corporation organized or incorporated under the laws of the United States;

(iii)
any estate of which any executor or administrator is a U.S. person;

(iv)
any trust of which any trustee is a U.S. person;

(v)
any agency or branch of a foreign entity located in the United States;

(vi)
any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States;

(viii)
any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the 1933 Act) who are not natural persons, estates or trusts; and

(uu)
“Voting Share” means any share or other security that carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing and also includes any share or other security that is convertible into or exercisable or exchangeable (in each case, whether at the time or at any time in the future and whether or not on condition or the occurrence of any contingency) for a Voting Share.

2.1
Interpretation. In this Plan, unless the context otherwise requires:

(a)
words importing the singular include the plural and vice versa and words importing gender include all genders and neuter;

(b)
the division of this Plan into articles, sections, and paragraphs and the insertion of headings herein are for convenience of reference only and shall not affect in anyway the meaning or interpretation of this Plan and the terms “this Plan”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto or thereto;

(c)
the word “including”, when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest possible scope;

(d)
if the date on which any action is required to be taken hereunder is not a Business Day, that action shall be required to be taken on the first Business Day prior to such date, unless specifically provided otherwise in this Plan; and

(e)
a reference to legislation, includes rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins made thereunder, together with all amendments thereto in force from time to time, and any legislation, rules, regulations, forms and published national instruments, multilateral instruments, policies, bulletins that supplement or supersede such legislation.

2.2
Governing Law. This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the province of Ontario.

2.
ADMINISTRATION

2.1
Administration by the Board. The Board, or if applicable any committee of the Board to which responsibilities with respect to the Plan have been delegated, shall be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or of a Subsidiary as the Board determines.

2.2
Authority of the Board. Subject to the limitations of the Plan, the Board has the authority to:

(a)
grant Options to purchase Shares to Eligible Persons;

(b)
determine the terms, including the limitations, restrictions and conditions, if any, upon such grants;

(c)
interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it may from time to time deem advisable, subject to required Regulatory Approval; and

(d)
make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and Optionees and their respective heirs, executors, administrators, successors and assigns and all other persons.

2.3
Accounts and Statements. The Corporation will maintain, or cause to be maintained, records indicating the number of Options granted to each Optionee and the number of Optioned Shares issued under the Plan.

2.4
Use of an Administrative Agent and Trustee. The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. In such case, the Company and the administrative agent will maintain records showing the number of Options granted to each Optionee under the Plan.

3.
SHARES RESERVED

3.1
Shares Reserved Under the Plan. The maximum number of Shares reserved for issuance under the Plan and all of the Company’s other security based compensation arrangements at any given time is equal to ten percent (10%) of the issued and outstanding Shares as at the date of grant of an Option under the Plan, including all of the existing Common Shares currently subject to outstanding Options as of the Adoption Date (as defined below) which were granted prior to the implementation of this Plan and which, by the implementation of this Plan, are covered under this Plan and subject to adjustment or increase of such number pursuant to Subsections 10.2(a) and 10.2(b).

3.2
Exercised Options. Any Shares subject to an Option granted under the Plan which have been exercised by an Optionee, shall again be available for grants under the Plan and shall be considered to be part of the pool of Shares available for Options under the Plan and may be made the subject of a further Option or Options granted pursuant to the Plan.

3.3
Cancelled, Surrendered or Terminated Options. If and to the extent any Option granted under the Plan expires or is cancelled, terminated or surrendered without having been exercised in whole or in part, the number of Shares in respect of which such Option expired or was cancelled or terminated shall be considered to be part of the pool of Shares available for Options under the Plan and may be made the subject of a further Option or Options granted pursuant to the Plan.

3.4
U.S. Securities Law Compliance. No awards shall be granted to a U.S. Person under the Plan and no Shares shall be issued and delivered upon the exercise of Options granted under the Plan unless and until the Company and/or the Holder have complied with all applicable U.S. federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

4.
ELIGIBILITY

4.1
Eligibility. Eligible Persons are eligible to participate in the Plan, provided that eligibility to participate does not confer upon any Eligible Person any right to be granted Options pursuant to the Plan. The extent to which any Eligible Person is entitled to be granted Options pursuant to the Plan will be determined in the sole and absolute discretion of the Board. An Eligible Person may receive Options on more than one occasion and may receive separate Options, with differing terms, on any one or more occasions. With respect to Options granted to Employees, Consultants or Management Company Employees, the Board and the Optionee are responsible for ensuring and confirming that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

4.2
Continuing Eligibility. Any Optionee to whom an Option is granted under the Plan who subsequently ceases to hold the position in which he received such Option shall continue to be eligible to hold such Option as a Optionee as long as otherwise continuing to be an Eligible Person in any capacity.

4.3
Participation Voluntary. Participation in the Plan by an Optionee will be voluntary.

5.
GRANT OF OPTIONS

5.1
Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant Options to any Eligible Person. Subject to specific variations approved by the Board, all terms and conditions set out in the Plan will be deemed to be incorporated into and form part of each Option granted under the Plan.

5.2
Number of Shares Subject to Option. Subject to the limitations set out in Article 7, the number of Shares subject to each Option shall be determined by the Board, and such number shall be set out in the Option Agreement evidencing the grant of such Option.

5.3
Exercise Price. The Board will establish the Exercise Price at the time each Option is granted and allocated to particular Eligible Persons and approved by the Board, provided that the Exercise Price shall not be less than the Discounted Market Price as of date of such grant of the Option or, if the Shares are not listed on the Exchange, the Fair Market Value determined in good faith by the Board. In addition to any resale restrictions under Applicable Securities Laws and the Plan, where the Exercise Price of any Option is priced at a discount to the Market Price on the date of grant, any such Option and any Shares issued upon exercise of such Option prior to the expiry of the Exchange Hold Period will be subject to, and must contain a legend in respect of, the Exchange Hold Period commencing on the date such Options were granted.

5.4
Vesting of Option Rights. No Option may be exercised by an Optionee unless it is fully vested. Subject to the provisions of this Section 6.4 and Article 10, Options shall vest, and thereafter be exercisable:

(a)
over a period of eighteen (18) months from the Effective Date, with no more than one third (1/3) of such Options vesting in any six (6) month period therein; or

(b)
as otherwise determined by the Board in its discretion.

Notwithstanding the foregoing, Options granted to persons retained to provide IR Activities shall vest at least over a period of twelve (12) months from the Effective Date, with no more than one quarter (1/4) of such Options vesting in any three (3) month period therein. The Board may impose such other restrictions or limitations or requirements upon the exercise of Options as the Board, in its sole and absolute discretion, may determine on the date of grant.

5.5
Term and Expiry. Subject to any accelerated termination as set forth in the Plan, all Options granted pursuant to the Plan will expire on the date (the “Expiry Date”) as determined by the Board at the date of grant, provided that no Option may be exercised beyond five (5) years from the Effective Date. Notwithstanding the above, if the Expiry Date for any Option falls within a Blackout Period or within ten (10) Business Days from the expiration of a Blackout Period (such Options to be referred to as “Restricted Options”), the Expiry Date of such Restricted Options shall be automatically extended to the date that is the 10th Business Day following the end of the Blackout Period, such 10th Business Day to be considered the Expiry Date for such Restricted Options for all purposes under the Plan.

5.6
Non-Assignable and Non-Transferable. Options shall be non-assignable and non-transferable by a holder thereof other than by will or the laws of descent.

5.7
Incentive Stock Options.

(a)
Each Option will be designated in the certificate as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares underlying Incentive Stock Options exercisable for the first time by the Holder during any calendar year (including all plans of the Company and any Subsidiary) exceeds one hundred thousand U.S. dollars (US $100,000), all such Options will be construed as Non-statutory Stock Options. Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option for such Shares is granted. If for any reason any Option (or portion thereof) does not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, the Option (or portion thereof) shall be treated as a Non-statutory Stock Option granted under the Plan. In no event will the administrator, the Company or any parent or subsidiary of the Company or any of their respective Employees or member of the Board have any liability to any Holder (or any other Person or Entity) due to the failure of the Option to qualify for any reason as an Incentive Stock Option.

(b)
Any Holder who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

(c)
To the extent that an Option does not qualify or cease to qualify as an Incentive Stock Option it shall not affect the validity of such Option and shall constitute a non-qualified stock option in the event that the Holder disposes of the Shares acquired upon.

6.
LIMITATIONS OF OPTIONS

6.1
Grants to Persons. Notwithstanding any other provision herein, the aggregate number of Shares reserved for issuance pursuant to Options granted to any one person (and any Consulting Company wholly owned by that person), within any twelve (12) month period shall not exceed 5% of the issued and outstanding Shares at the time of the grant of the Option unless the Company has received Disinterested Shareholder Approval in accordance with Exchange Policy.

6.2
Grants to Insiders. Notwithstanding any other provision herein,

(a)
the aggregate number of Shares reserved for issuance under Options granted to Insiders (as a group) and any other security based compensation arrangements of the Company at any point in time shall not exceed 10% of the issued and outstanding Shares at such time; or

(b)
the aggregate number of Shares reserved for issuance pursuant to Options granted to Insiders (as a group), within any twelve (12) month period shall not exceed 10% of the issued and outstanding Shares at the time of the grant of the Option;

unless the Company has received Disinterested Shareholder Approval in accordance with Exchange Policy. For the purposes of the limitations set forth in Subsections 7.2(a) and 7.2(b) above, Options held by an Insider at any point in time that were granted to such person prior to it becoming an Insider shall be considered Options granted to an Insider irrespective of the fact that the person was not an Insider at the time of grant.

6.3
Grants to Consultants. Notwithstanding Section 7.1, but subject to the limit set forth in Section 7.4, the aggregate number of Shares reserved for issuance pursuant to Options granted to any one Consultant within a twelve (12) month period shall not exceed 2% of the issued and outstanding Shares at the time of the grant of the Option.

6.4
Grants to Persons Providing IR Activities. Notwithstanding Section 7.1, the aggregate number of Shares reserved for issuance pursuant to Options granted within any twelve (12) month period to persons retained to provide IR Activities shall not exceed 2% of the issued and outstanding Shares at the time of the grant of the Option.

7.
TERMINATION OF OPTIONS

7.1
Ceasing to be an Eligible Person (Death). In the event an Optionee’s employment or consulting arrangements (or, if applicable, those of its Consulting Company if the Consultant who is an Optionee is an individual) or term of office with the Company or a Subsidiary ceases by reason of the Optionee’s death, then:

(a)
the executor or administrator of the Optionee’s estate or the Optionee, as the case may be, may exercise any Options of the Optionee to the extent that the Options were exercisable at the date of such death and the right to exercise the Options terminates on the earlier of:

(i)
the date that is twelve (12) months from the date of the Optionee’s death; and

(ii)
the date on which the Exercise Period of the particular Option expires;

(b)
any Options held by the Optionee that were not exercisable at the date of death immediately expire and are cancelled on such date; and

(c)
such Optionee’s eligibility to receive further grants of Options under the Plan ceases as of the date of the Optionee’s death.

7.2
Ceasing to be an Eligible Person (Cause or Breach). In the event:

(a)
an Optionee’s employment or term of office with the Company or a Subsidiary is terminated by the Company or a Subsidiary for lawful cause, or

(b)
an Optionee’s consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) with the Company or a Subsidiary are terminated by the Company or a Subsidiary for breach of agreement prior to the expiry of the original term or any subsequent renewal term of such arrangements;

then

(c)
any Options held by such Optionee (or, if applicable, those of its Consulting Company), whether or not such Options are exercisable at the applicable Termination Date, immediately expire and are cancelled on the applicable Termination Date at a time determined by the Board, at its discretion; and

(d)
such Optionee’s eligibility to receive further grants of Options under the Plan ceases as of the applicable Termination Date.

7.3
Ceasing to be an Eligible Person (Without Cause or Breach). In the event:

(a)
an Optionee’s employment or term of office with the Company or a Subsidiary terminates by reason of:

(i)
voluntary resignation by such Optionee;

(ii)
termination by the Company or a Subsidiary without cause (whether such termination occurs with or without any or adequate reasonable notice or with or without any or adequate compensation in lieu of such reasonable notice); or

(iii)
the retirement of such Optionee in accordance with the then customary policies and practices of the Company in relation to retirement; or

(b)
an Optionee`’s consulting arrangements (or, if applicable, those of its Consulting Company) with the Company or a Subsidiary are terminated in circumstances other than those referred to in Subsection 8.2(b);

then:

(c)
any Options held by the Optionee (or, if applicable, those of its Consulting Company) that are exercisable at the Termination Date continue to be exercisable by the Optionee until the earlier of:

(i)
the date determined by the Board, at its discretion, which is not less than 90 days and not more than is eighteen (18) months following the applicable Termination Date; and

(ii)
the date on which the Exercise Period of the particular Option expires;

(d)
any Options held by the Optionee (or, if applicable, those of its Consulting Company) that are not exercisable at the Termination Date immediately expire and are cancelled upon the Termination Date; and

(e)
such Optionee’s eligibility to receive further grants of Options under the Plan ceases as of the Termination Date.

Without limitation, and for greater certainty only, this Section 8.3 will apply regardless of whether the Optionee received compensation in respect of any termination by the Company or a Subsidiary without cause or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Optionee.

7.4
Discretion to Permit Exercise. Notwithstanding the provisions of Sections 8.2 and 8.3, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections and in any Option Agreement, permit the exercise of any or all Options held by the Optionee in the manner and on terms authorized by the Board, provided that:

(a)
any Options granted to any Optionee which are subject to Sections 8.2 and 8.3 shall expire at a time to be determined by the Board following the applicable Termination Date;

(b)
subject to an extension pursuant to Section 6.5, the Board will not, in any case, authorize the exercise of an Option pursuant to this section beyond the Expiry Date of the particular Option; and

(c)
the Board will not, in any case, authorize the exercise of any or all Options of the Optionee on a date that is more than one (1) year after the earlier of: (i) the death of such Optionee; or (ii) the Termination Date.

8.
OPTION PROCEDURE

8.1
Option Commitment. Upon grant of an Option hereunder to an Optionee, a senior officer of the Company designated by the Board will deliver to the Optionee an Option Agreement detailing the terms of the Option. Upon the occurrence of an event to which Subsections 10.2(a) and 10.2(b) applies, and upon the surrender by the Optionee of the originally signed Option Agreement to which any Option relates, a senior officer of the Company designated by the Board may deliver to any Optionee with respect to any Option, a revised Option Agreement identified as such, with respect to Shares as to which the Option has not been exercised, reflecting the application of Subsections 10.2(a) and 10.2(b), as applicable, by reason of that event.

8.2
Manner of Exercise. Subject to the provisions of the Plan and the provisions of the Option Agreement issued to an Optionee, Options shall be exercisable by the Holder by delivering a fully completed Exercise Form to the Company specifying the number of Options to be exercised accompanied by payment in full of the aggregate Exercise Price therefor by cash payment, wire transfer or by certified cheque or bank draft payable to the Company (in each case in immediately available funds) (unless a Cashless Exercise is chosen in which case the Cashless Exercise Procedure will prevail). The Exercise Form must be accompanied by: (a) the originally signed Option Agreement with respect to the Option being exercised; and (b) documents containing such representations, warranties, agreements and undertakings, including such as to the Holder’s future dealings in such Shares, as counsel to the Company reasonably determines to be necessary or advisable in order to comply with or safeguard against the violation of Applicable Securities Laws or similar laws of any jurisdiction

8.3
Cashless Exercise Procedure. In lieu of the payment required in an amount equal to the aggregate Exercise Price of the Shares in respect of any Option being exercised, the Holder shall have a Cashless Exercise Right (but not the obligation) to pay the aggregate Exercise Price of the Shares with the Option upon exercise by surrendering to the Company any exercisable but unexercised portion of the Option having an Exercise Value (the “Exercise Value”), at the close of trading on the day immediately preceding any particular exercise date of an Option, equal to the Exercise Price multiplied by the number of Shares being purchased upon exercise. The sum of (a) the number of Shares being purchased upon exercise of the non-surrendered portion of an Option pursuant to the Cashless Exercise Right and (b) the number of Shares underlying the portion of an Option being surrendered, shall not in any event be greater than the total number of Shares purchasable upon the complete exercise of any Option if the Exercise Price were paid in cash. Upon exercise of a Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price if so desired) that number of Shares equal to the quotient obtained by dividing (x) the Exercise Value of the portion of the Option being converted at the time which the Cashless Exercise Right is exercised by (y) the Exercise Price. The Exercise Value of the portion of the Options being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Shares underlying the portion of the Option being surrendered from (b) the Fair Market Value, at the close of trading on the day immediately preceding any particular exercise date of an Option, multiplied by the number of Shares underlying the portion of the Option being surrendered.

8.4
Tax Matters. Notwithstanding any other provision of this Plan, the Company’s obligation to issue Shares to Holder pursuant to the exercise of an Option or otherwise pay an amount pursuant to the Plan or any Option shall be subject to the satisfaction of all federal, state, provincial, local and foreign tax obligations as may be required by applicable law, including, but not limited to, obligations to make withholdings, deductions or remittances in respect of any taxable benefits of a Holder arising under this Plan or any Option (“tax withholding obligations”) and the Company shall have the power and right to:

(a)
deduct or withhold from all amounts payable to a Holder pursuant to this Plan, any Option, or otherwise in the course of the employment of the Optionee in respect of the Option with the Company or its Subsidiary, and

(b)
require the Holder to remit to the Company an amount sufficient to satisfy in full any tax withholding obligations as may be imposed on the Company by applicable law.

Further, the Company may require the Holder to satisfy, in whole or in part, such deduction or any tax withholding obligation by instructing the Company to withhold Shares that would otherwise have been received by the Holder upon exercise of any Options, and sell such Shares by Company as a trustee on behalf of the Holder, and remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations. By participating in the Plan, the Participant consents to the foregoing and authorizes the Company or its Affiliate, as applicable, to effect the sale of such Shares on behalf of the Holder and to remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations. Neither the Company nor any applicable Affiliate shall be responsible for obtaining any particular price for the Shares nor shall the Company or any applicable Affiliate be required to issue any Shares under the Plan unless the Holder has made suitable arrangements with the Company and any applicable Affiliate to fund any withholding obligation.

8.5
Issuance of Shares. Subject to the provisions of the Plan and the provisions of the Option Agreement issued to an Optionee, and upon the Company being satisfied that all of the conditions and requirements in this Article 9 have been fully met, the Holder shall be deemed to be a holder of record of the Shares to be issued pursuant to an exercise of an Option, and thereafter the Company shall, within a reasonable amount of time, cause the transfer agent and registrar of the Shares to deliver to the Optionee a certificate or certificates or a statement of account, representing in the aggregate the acquired Shares. Any certificate or certificates representing the Shares will bear any restrictive legend required by Applicable Securities Laws and as may apply under foreign securities laws including the applicable securities laws of U.S. and state securities laws unless, in the written opinion of counsel for the Holder delivered to and for the benefit of the Company (which counsel shall be reasonably satisfactory to the Company), the Shares are not, at such time, required by law to bear such legend.

If the Holder is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the Shares will be endorsed with the following or a similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the “Act”) or the securities laws of any state (“State”) of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such securities are (i) registered under the Act and any applicable State securities act (a “State Act”), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with Regulation S and the Company has received an opinion of counsel to such effect reasonably satisfactory to it.”

9.
CAPITAL ADJUSTMENTS AND OTHER TRANSACTIONS

9.1
General. The existence of any Options does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, merger or consolidation involving the Company, to create or issue any bonds, debentures, shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on the Plan or any Option granted hereunder, subject to Subsections 10.2(a) and 10.2(b).

9.2
Adjustment. In the event of:

(a)
a subdivision, consolidation or reclassification of Shares or any similar capital reorganization, or any other change to be made in the capitalization of the Company including an exchange of Shares for another security of the Company that, in the opinion of the Board, acting reasonably and in good faith, would warrant the replacement or amendment of any existing Options in order to adjust:

(i)
the number of Shares or other securities that may be acquired on the exercise of any outstanding Options; or

(ii)
the Exercise Price of any outstanding Options,

(b)
in order to preserve proportionately the rights and obligations of the Optionees, the Board will authorize such steps, subject to Regulatory Approval, if required, to be taken as are equitable and appropriate to that end, having regard to the availability of any deduction under the ITA to which the Optionee may be entitled.

(c)
an amalgamation, combination, merger or other reorganization involving the Company, by exchange of shares, by sale or lease of assets, or otherwise, that, in the opinion of the Board, acting reasonably and in good faith, warrants the replacement or amendment of any existing Options in order to adjust:

(i)
the number of Shares or other securities that may be acquired on the exercise of any outstanding Options; or

(ii)
the Exercise Price of any outstanding Options,

(d)
in order to preserve proportionately the rights and obligations of the Optionees, the Board will authorize such steps, subject to Regulatory Approval, if required, to be taken as are equitable and appropriate to that end, having regard to the availability of any deduction under the ITA to which the Optionee may be entitled.

Except as expressly provided in Subsections 10.2(a) and 10.2(b), neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (i) the number of Shares that may be acquired on the exercise of any outstanding Options; or (ii) the Exercise Price of any outstanding Options.

9.3
Fractional Shares. The Corporation will not be required to issue fractional Shares in satisfaction of its obligations hereunder and any fractional interest in a Share that would, except for the provisions of this Section 10.3, be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Company.

9.4
Disputes. If any questions arise at any time with respect to the Exercise Price or number of Optioned Shares or other securities deliverable upon exercise of an Option in any of the events set out in Subsections 10.2(a) and 10.2(b), such questions will be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of chartered accountants that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

9.5
Sale of Corporation, etc. If the Board at any time by resolution declares it advisable to do so in connection with a Merger and Acquisition Transaction, the Board has the right but not the obligation, and without the consent of any Optionee, to provide for the conversion, exchange, replacement or substitution of any outstanding Options into or for options, rights or other securities of similar value of, or the assumption of outstanding Options by any entity or Affiliate participating in or resulting from a Merger and Acquisition Transaction. Any such conversion, exchange, replacement, substitution or assumption shall be on such terms as the Board in good faith may consider fair and appropriate in the circumstances. In addition, and notwithstanding this Section 10.5, the Board has the right but not the obligation, and without the consent of any Optionee, to determine, at its sole discretion, that:

(a)
any or all Options shall thereupon terminate; provided that only such outstanding Options that have vested shall remain exercisable until consummation of the Merger and Acquisition Transaction; or

(b)
Options not exercisable may be exercisable in full provided, however, that were any vesting of Options is required by Exchange Policy, written approval of the Exchange is first obtained.

9.6
Change of Control. If the Board at any time by resolution declares it advisable to do so in connection with a Change of Control, the Board has the right but not the obligation, and without the consent of any Optionee, to:

(a)
within a specified period of time prior to the completion of the Change in Control as determined by the Board but subject to and conditional upon the completion of the Change of Control, accelerate the dates upon which any or all outstanding Options shall vest and be exercisable or settled, without regard to whether such Options have otherwise vested in accordance with their terms and provided, however, that were any vesting of Options is required by Exchange Policy, written approval of the Exchange is first obtained;

(b)
permit each Optionee, within a specified period of time prior to the completion of the Change in Control as determined by the Board but subject to and conditional upon the completion of the Change of Control, to exercise all of the Optionee’s outstanding Options; or

(c)
subject to and conditional upon the completion of the Change of Control, deem the Plan and all outstanding Options, vested and unvested, terminate, without further act or formality, except to the extent required as determined by the Board.

The Optionee shall execute such documents and instruments and take such other actions, including exercise or settlement of Options vesting pursuant to Subsection 10.6(a) or the Option Agreement, as may be required consistent with the foregoing; provided, however, that the exercise or settlement of Options vesting pursuant to Subsection 10.6(a) or the Option Agreement shall be subject to the completion of the Change of Control event. In taking any of the actions contemplated by this Section 10.6, the Board shall not be obligated to treat all Options held by any Optionee, or all Options in general, identically.

10.
AMENDMENTS & TERMINATION OF PLAN

10.1
Amendment of Option. Subject to Applicable Securities Law and Exchange Policy, the Board may amend the terms of any Option granted in accordance with the Plan upon obtaining, if required, Regulatory Approval and shareholder approval (including Disinterested Shareholder Approval, as applicable) provided that:

(a)
amendments to an Option to reduce the number of Shares under option; increase the Exercise Price; or cancel an Option will not require Regulatory Approval or shareholder approval provided there is a public announcement outlining the terms of the amendment;

(b)
no proposed amendment to an Option shall reduce the Exercise Price to an amount that is less than the Discounted Market Price at the time the amendment becomes effective;

(c)
if an amendment to an Option impairs such Option or is adverse to the Optionee thereof, the amendment shall only be made effective after the written consent of the affected Optionee to such amendment is received; and

(d)
if the amendment of an Option requires Regulatory Approval and/or shareholder approval (including Disinterested Shareholder Approval, as applicable), such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are granted.

10.2
Amendment of Plan. Subject to Applicable Securities Law and Exchange Policy, the Board may amend the Plan, or any portion thereof, upon obtaining Regulatory Approval and, if required, shareholder approval (including Disinterested Shareholder Approval, as applicable) provided that amendments to the Plan to fix typographical errors and amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions will not require shareholder approval.

10.3
Termination of Plan. The Board may terminate the Plan at any time in its absolute discretion. If the Plan is so terminated, no further Options shall be granted, but the Options then outstanding shall continue in full force and effect in accordance with the provisions of the Plan for the duration of such time as any Option remains outstanding.

11.
GENERAL PROVISIONS

11.1
Effective Date and Approvals. This Plan was approved and adopted by the Board on October 20, 2017 (the “Adoption Date”) and is and shall be effective and in full force and effect in accordance with its terms and conditions from and after such Adoption Date subject to Regulatory Approval and initial shareholder approval and thereafter annual shareholder approval (including Disinterested Shareholder Approval, as applicable) as required pursuant to Applicable Securities Law and/or Exchange Policy. Any Options granted under the Plan prior to such approval shall be conditional upon such approval being given and no such Options may be exercised unless and until such approval have been obtained or given.

11.2
Rights as Shareholder. An Optionee has no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including, without limitation, any right to receive dividends or other distributions therefrom or thereon) other than in respect of Optioned Shares purchased by and fully paid for and issued to the Optionee on exercise of the Option.

11.3
Rights to Employment/Service. Nothing contained in the Plan will confer upon any Optionee (or his Consulting Company) any right with respect to employment, term of office or consulting with the Company or a Subsidiary, or interfere in any way with the right of the Company to terminate the Optionee’s employment, term of office or consulting arrangements (or those of his Consulting Company) at any time.

11.4
No Listing Representation. The Company makes no representation or warranty as to whether it will be successful in obtaining, or if applicable, maintaining, a listing for the Shares on any stock exchange or as to the future market value of the Shares issued on the exercise of any Option.

11.5
Notice. Each notice, demand or communication required or permitted to be given under the Plan (each, a “ Notice”) will be in writing and shall be given by by personal delivery, facsimile transmission or by email, if to the Company, to or to the attention of the Corporate Secretary of the Company in each case at the address, facsimile number or email address set forth on the Company’s website or at such other address as the Company may advise an Optionee of, in writing, as being the address for delivery of a Notice to the Company, and if to an Optionee, at the most recent address, facsimile number or email address for the Optionee shown in the records of the Company. All such Notices given as aforesaid shall be deemed to have been given or made only at the time it is served by personal delivery upon the Corporate Secretary or Optionee, as the case may be, or if sent by facsimile or email transmission, upon receipt of confirmation that such transmission has been received; provided that if such delivery or electronic communication is made on a day which is a not a Business Day or later than 5:00 p.m. (Toronto time) on a day which is a Business Day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a Business Day.

11.6
Severability. To the extent a provision of the Plan requires Regulatory Approval or shareholder approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in full force and effect. If any provision of this Plan, or the application thereof, is determined for any reason and to any extent to be invalid or unenforceable, the remainder of this Plan and the application of such provision to other persons and circumstances shall remain in full force and effect to the fullest extent possible.

11.7
Compliance with Law. Notwithstanding any other provision herein, the Company is not obligated to grant any Options, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Board, on the advice of counsel for the Company, such action would require the filing and receipt of a prospectus or require the filing of a registration statement or otherwise constitute a violation by an Optionee or the Company of Applicable Securities Laws or any provision of any applicable law, including any statutory or regulatory enactment of any government or government agency. Optioned Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Optioned Shares shall comply with all relevant provisions of law, including, without limitation, Applicable Securities Laws or similar laws of any jurisdiction, and the requirements of the Exchange, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any Optioned Shares under the Plan, or the inability of the Company to lawfully issue, sell, or deliver any Optioned Shares, shall relieve the Company of any liability with respect to the non-issuance, sale or delivery of such Optioned Shares.